                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Enterbank Holdings, Inc.
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------------

   (5)  Total fee paid:

   ----------------------------------------------------------------------------


   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                       ENTERBANK HOLDINGS, INC.
                            150 N. MERAMEC
                       CLAYTON, MISSOURI 63105

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            MAY 6, 1997

To the Shareholders of Enterbank Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Enterbank Holdings, Inc. (the "Company") will be held at Maryville University, Monsanto Auditorium, 13550 Conway Road, St. Louis, Missouri 63141, on Tuesday, May 6, 1997, at 4:00 p.m., for the following purposes:

      1. To elect ten (10) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

      2. To ratify the selection of KPMG Peat Marwick LLP as auditors for the year ending December 31, 1997.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 1, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors


                                    Joseph D. Garea, Secretary

Clayton, Missouri
April 7, 1997



TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE
AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING
MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                       ENTERBANK HOLDINGS, INC.
                            150 N. MERAMEC
                       CLAYTON, MISSOURI 63105

                           PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Enterbank Holdings, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 6, 1997, at Maryville University, Monsanto Auditorium, 13550 Conway Road, St. Louis, Missouri 63141, or any adjournment or postponement thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the share represented by such proxy will be voted. The mailing of this proxy statement to shareholders of the Company commenced on or about April 7, 1997. The Company's corporate offices are located at 150 N. Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

                        ELECTION OF DIRECTORS
                          (PROPOSAL NO. 1)

The Board of Directors has nominated for election the ten (10) persons named below. All of the nominees are currently members of the Board of Directors. All of the nominees were elected by the shareholders. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and/or officers of one or more of the Company's subsidiaries Enterprise Bank ("Bank"), Enterprise Capital Management, Inc., and Enterprise Capital Resources, Inc. There are no family relationships between or among any directors or executive officers of the Company.

                           PRESENT POSITION(S)              PRINCIPAL OCCUPATION
NAME AND AGE               WITH THE COMPANY                 DURING PAST 5 YEARS
------------               ----------------                 -------------------
Fred H. Eller, 52          President and Chief Executive    President, Chief Executive Officer and Director of the Company
                           Officer, Director                (since 1995); Chairman of the Board of the Bank (since 1996);
                                                            Chief Executive Officer and Director of the Bank ( since 1988)




Ronald E. Henges, 64       Chairman of the Board, Director  Chief Executive Officer, Creve Coeur Camera (multi-store retailer of camera and video equipment); President and Chief
                                                            Executive Officer of Henges Associates, Inc. (manufacturer and installer of prefabricated wall systems) 1991-1995;
                                                            Chairman of the Board of the Company (since 1995); Chairman of the Board of the Bank, 1988-1996

Kevin C. Eichner, 46       Vice Chairman of the Board,      President, The Financial Collaborative, Inc. (a management
                           Director                         consulting firm); Vice Chairman of the Board of the Company
                                                            (since 1995); Vice Chairman of the Board of the Bank,
                                                            1991-1996

Joseph D. Garea, 42        Chief Financial Officer,         Chief Financial Officer and Director of the Company (since
                           Director, President Enterprise   1996); President, Enterprise Capital Management, Inc. (since
                           Capital Management and           1995); President, Enterprise Capital Resources, Inc. (since
                           Enterprise Capital Resources     1995); Senior Vice President, United Postal Savings,
                                                            1991-1994

Paul R. Cahn, 71           Director                         President, Elan Polo Imports, Inc. (importer of women's and children's casual shoes); Director of the Company (since 1996);
                                                            Director of the Bank, 1991-1993 and 1995-1996

Birch M. Mullins, 53       Director                         President, Baur Properties (developer of commercial real estate properties); Director of the Company (since 1996); Director of the Bank, 1991-1996

Robert E. Saur, 54         Director                         President, Conrad Properties (developer of commercial and
                                                            residential real estate properties); Director of the Company
                                                            (since 1995); Director of the Bank, 1991-1996




Henry D. Warshaw, 43       Director                         Principal, Moneta Group (provides financial planning products and services to individuals); Director of the Company (since
                                                            1996); Director of the Bank, 1991-1996; Chairman of Clayton
                                                            Banking Unit (since 1996)

James L. Wilhite, 63       Director                         President, Stange Corporation (manufacturer of marketing and incentive items); Director of the Company (since 1996); Director of the Bank (since 1996); Chairman of the St. Charles Banking
                                                            Unit (since 1996)

James A. Williams, 44      Director                         President, Sunset Transportation (trucking brokerage and
                                                            consulting firm); Director of the Company (since 1996);
                                                            Director of the Bank (since 1996); Chairman of the Sunset
                                                            Hills Banking Unit (since 1996)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.

                      INDEPENDENT PUBLIC ACCOUNTANTS
                             (PROPOSAL NO. 2)

The Company engaged KPMG Peat Marwick LLP to audit the financial statements for the years ended December 31, 1994, 1995 and 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Company has selected KPMG Peat Marwick LLP to be the independent public accountants for calendar year 1997 and recommends that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHAREHOLDER RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT.

                    RECORD DATE AND VOTING SECURITIES

Only holders of Common Stock of record at the close of business on April 1, 1997, are entitled to notice and to vote at the meeting. On that date the Company had outstanding and entitled to be voted 2,113,972 shares of Common Stock, par value $.01 share (the "Common Stock"). The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors. Under cumulative voting, each shareholder is entitled to a cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. In the event the votes for certain director nominees are withheld, these votes for all director nominees has the effect of abstaining from voting for any director nominees. If no instructions are given, the shares will be voted equally for the election of all directors.

The following is a list persons who beneficially owned more than 5% of the outstanding Common Stock of the Company, and the ownership of the executive officers and directors, and all directors and executive officers as a group at the close of business on April 1, 1997, according to record-ownership listings as of that date:

Beneficial Owner                                                   Number of Shares   % Ownership <F1><F2>
----------------                                                   ----------------   --------------------
Fred H. Eller <F3><F5><F6>                                              91,260                3.95%
Ronald E. Henges <F3><F8>                                              137,140                5.94%
Kevin C. Eichner <F3>                                                   75,193                3.26%
Joseph D. Garea <F7>                                                     5,226                <F*>
Paul R. Cahn <F4>                                                       67,467                2.92%
Birch M. Mullins                                                        17,850                <F*>
Robert E. Saur                                                          39,000                1.69%
Henry D. Warshaw <F9>                                                   17,260                <F*>
James A. Williams                                                        4,840                <F*>
James L. Wilhite                                                         8,721                <F*>
David J. Mishler <F3><F11><F6>                                          36,304                1.57%
James E. Graser <F3><F10><F6>                                           13,000                <F*>
Richard C. Leuck                                                         6,591                <F*>
All Directors and Executive Officers as
   a Group <F6>                                                        519,852               22.52%

<F*>  Less than 1%

<F1>  Percentages are calculated based on 2,307,972 shares which represents
      2,113,972 shares outstanding as of December 31, 1996, plus Options outstanding and exercisable as of December 31, 1996 or within 60 days thereafter totaling 194,000 shares
<F2>  Unless otherwise indicated, the named person has sole voting and dispositive power for all shares shown.
<F3>  Assumes the exercise of Options outstanding and exercisable as of
      December 31, 1996 or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 28,000 shares; Mr. Eller,
      52,000 shares; Mr. Henges, 28,000 shares; Mr. Graser, 8,000 shares; Mr.
      Mishler, 21,000 shares; all directors and executive officers as a group,
      137,000 shares.
<F4>  Excludes 23,980 held by two adult children of Mr. Cahn.  Includes 5,000 shares held in trust for the benefit of Mr. Cahn's spouse, to which Mr. Cahn has voting power; 1,000 shares held in trust for the benefit of Mr. Cahn, to which Mr. Cahn has voting power; and 61,447 shares held of record by Cahn
      Family Partnership, L.P., to which Mr. Cahn has voting power.
<F5>  Includes 39,240 shares held jointly by Mr. Eller and his spouse.




<F6>  Excludes all of the 13,960 shares held of record by EBSP Partnership in which each of Mr. Eller, Mr. Graser and Mr. Mishler hold a 1/7 partnership interest, but for which none of the named persons holds voting power.
      Excludes all of the 13,820 shares held of record by EBSP II Partnership in which each of Mr. Eller, Mr. Graser and Mr. Mishler hold a 1/7 partnership interest, but for which none of the named persons holds voting power.
<F7>  Includes 5,226 shares held in trust for the benefit of Mr. Garea, to which Mr. Garea has voting power.
<F8>  Excludes 18,110 shares held by and/or for the benefit of adult children of Mr. Henges.  Includes 54,270 shares held of record by MICALA Partnership
      Ltd., to which Mr. Henges has voting power; 22,285 shares held in an
      Individual Retirement Account for the benefit of Mr. Henges, to which Mr.
      Henges has voting power; 3,285 shares held in an Individual Retirement
      Account for the benefit of the spouse of Mr. Henges, to which Mr. Henges has voting power; 3,600 shares held in trust for six minor grandchildren of Mr.
      Henges, of which the spouse of Mr. Henges is trustee, and to which Mr. Henges has voting power; and 25,680 shares held in six separate trusts, each for the benefit of one of the grandchildren of Mr. Henges, to which Mr. Henges has voting power.  The address of Mr. Henges of 13398 Conway Road, St. Louis,
      Missouri 63141.
<F9>  Includes 8,580 shares held in an Individual Retirement Account for the benefit of Mr. Warshaw, to which Mr. Warshaw has voting power; and 8,660 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, to which Mr. Warshaw has voting power.
<F10> Includes 4,999 shares held jointly by Mr. Graser and his spouse.
<F11> Includes 12,672 shares held jointly by Mr. Mishler and his spouse; and
      2,631 shares held in an Individual Retirement Account for the benefit of Mr.
      Mishler, to which Mr. Mishler has voting power.

                             OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgement of the persons named in the proxy.

The Annual Report of the Company for the calendar year 1996 is enclosed.

A copy of Form 10-K, the Annual Report filed by the Company with the Securities and Exchanged Commission, is enclosed.

By Order of the Board of Directors


Joseph D. Garea, Secretary

                       ENTERBANK HOLDINGS, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             MAY 6, 1997

The undersigned hereby appoints Ronald E. Henges, Kevin C. Eichner and Fred
H. Eller, and each of them, with or without the others, proxies, with full power of substitution to vote as designated below, all shares of stock of Enterbank Holdings, Inc. (the "Company") that the undersigned signatory hereof would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Maryville University, Monsanto Auditorium, 13550 Conway Road, St. Louis, Missouri 63141, on Tuesday, May 6, 1997 at 4:00 p.m. and adjournment or postponement thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.    Election of Directors
      Election of ten directors to hold office until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

      / /   FOR all nominees listed below      / /  WITHHOLD AUTHORITY to vote
            (Except as marked to the                For all nominees listed
            contrary below).                        below.

      -------Fred H. Eller      -------Ronald E Henges   -------Kevin C. Eichner
      -------Joseph D. Garea    -------Paul. R. Cahn     -------Birch M. Mullins
      -------Robert E. Saur -------Henry D. Warshaw -------James A. Wilhite -------James A. Williams

INSTRUCTIONS:    You may vote for all directors by marking where indicated
                 above "FOR all nominees listed below", withhold your vote until the meeting by marking where indicated above "WITHHOLD
                 AUTHORITY to vote" or vote for individual director(s) by marking next to each name the number of votes to be cast for that person.

2. Ratification and Approval of KPMG Peat Marwick LLP as auditors for the year ending December 31, 1997.

      / /     For            / /     Against           / /      Abstain

3. In their discretion, upon any other business which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please date, sign and return this Proxy card by mail, postage prepaid.

Dated:  ---------------------------, 1997

SIGN HERE     -----------------------------------

              -----------------------------------

(Please sign exactly as name appears on the label for this mailing. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign if full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

I--------Plan-------Do not plan to attend the annual meeting. -------Number attending. WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THIS PROXY.